Exhibit 10k

STOCK OPTION CANCELLATION AGREEMENT

        This STOCK OPTION CANCELLATION AGREEMENT is made as of the 30th day of November, 2004 (this “Agreement”), by and between Ampal-American Israel Corporation, a New York corporation with a principal place of business at 111 Arlozorov Street, Tel Aviv, 62098, Israel (the “Company”) and the individual identified as the Optionee on the signature page attached hereto (the “Optionee”).

W I T N E S S E T H:

        WHEREAS, the Optionee has been granted options (each, a “Stock Option” and collectively, the “Stock Options”) pursuant to the Company’s 2000 Incentive Plan (the “Plan”), to purchase the number of shares of the Company’s Class A Stock, par value $1.00 per share (the “Class A Stock”) at the per share exercise price(s) indicated on Schedule A attached hereto; and

        WHEREAS, the Company desires to cause all of the unexercised, unexpired Stock Options set forth on Schedule A attached hereto (each, a “Terminated Option” and collectively, the “Terminated Options”) held by the Optionee to be cancelled and terminated and the Optionee desires to terminate the Terminated Options he or she holds, such termination to be effective as of the date hereof and on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Optionee agree as follows:

        1.        Termination, Waiver and Release. Effective as of the date hereof, each Terminated Option held by the Optionee, whether or not currently exercisable, and all rights of the Optionee with respect to the Terminated Options shall be cancelled and terminate. Optionee, without further action, hereby waives and releases any and all existing or rights, interests or claims the Optionee has, had, may have had or will have or may have in the future under the unexercised, unexpired Terminated Options.

        2.        Optionee Acknowledgement. Optionee acknowledges that the Optionee has had a reasonable opportunity to review this Agreement and has had a reasonable opportunity to consult with the Optionee’s counsel and accountants with respect to the terms and legal, financial and tax implications of this Agreement.

        3.        Optionee Representations and Covenants. The Optionee hereby represents and warrants to the Company that: (a) the number of shares of Class A Stock subject to the Terminated Options and the per share exercise price(s) of the Terminated Options set forth on Schedule A attached hereto are true and correct, (b) the Optionee is the sole beneficial owner of the Terminated Options, free and clear of any liens, encumbrances, security agreements, equities, options, claims or charges of any kind, and (c) as of the date hereof, all of the Terminated Options are unexercised and unexpired and the Optionee has not delivered any form of notice of exercise with regard to such Terminated Options.

        4.        Miscellaneous. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by the parties hereto. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law principles thereof. This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement shall be binding on and inure to the benefit of the parties to it and their respective heirs, legal representatives, successor and assigns, including, without limitation, any person to whom any Stock Options may be transferred following the death or disability of the Optionee pursuant to the terms of the Stock Option, the Plan or otherwise.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AMPAL-AMERICAN ISRAEL CORPORATION
BY: /s/ JACK BIGIO —————————————— Name: Jack Bigio Title: Chief Executive Officer	/s/ IRIT ELUZ —————————————— Irit Eluz CFO and Senior Vice President - Finance and Treasurer

OPTIONEE /s/ DAFNA SHARIR —————————————— Dafna Sharir Senior Vice President - Investments

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SCHEDULE A

Option Grant Date	Number of Shares Underlying Stock Options	Exercise Price Per Share
8/16/02	90,000	$3.12

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